UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 15, 2014, Zebra Technologies Corporation (“Zebra”) issued a press release announcing the closing of its private offering of $1.05 billion in aggregate principal amount of 7  1⁄4% senior unsecured notes due 2022 (the “Notes”). Zebra intends to use the net proceeds from the Notes offering, together with cash on hand and proceeds from Zebra’s previously announced $2.2 billion senior secured term loan, to fund the $3.45 billion cash acquisition (the “Acquisition”) of the Enterprise business of Motorola Solutions, Inc., as well as to pay related transaction fees and expenses. The proceeds from the private offering of the Notes have been placed into escrow until the closing of the Acquisition. The Notes will be senior unsecured obligations of Zebra and will be guaranteed by certain of Zebra’s domestic subsidiaries following the closing of the Acquisition.

The Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Zebra Technologies Corporation on October 15, 2014 announcing the closing of its offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

	By:	/s/ Jim Kaput
Date: October 15, 2014		Name: Jim Kaput
Title: SVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Zebra Technologies Corporation on October 15, 2014 announcing the closing of its offering of the Notes.

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